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                                                                   EXHIBIT 10.15


                                    AGREEMENT
                                    ---------

THIS AGREEMENT (the "Agreement") made this 11th day of March 1999 among (i) ASSOCIATED ESTATES REALTY CORPORATION (an Ohio corporation), ASSOCIATED ESTATES MANAGEMENT COMPANY (an Ohio corporation), and all of their respective subsidiaries, divisions, and/or affiliates (collectively referred to as "The Company"), (ii) ASSOCIATED ESTATES CORPORATION, an Ohio corporation ("AEC"),
(iii) L.A.G.P., an Ohio corporation ("LAGP"), and (iv) MARK L. MILSTEIN AND ROBERT I. MILSTEIN (collectively referred to as "Milstein").

                                    RECITALS
                                    --------

         WHEREAS, The Company acted as management agent of Longwood Apartments ("Longwood") until on or about January 13, 1999 and currently is the management agent of Park Village Apartments ("PVA"), Jaelot Apartments ("Jaelot"), Stow Kent Gardens Apartments ("Stow-Kent"), Park Lane Villa Apartments ("Park Lane") and University Towers Apartments ("UT"); and Associated Estates Management Company ("AEMC") is the management agent of Hillwood II Apartments ("Hillwood"); PVA, Jaelot, Stow-Kent, Park Lane, UT and Hillwood are sometimes referred to individually in this Agreement as a "Project" and collectively as the "Projects".

         WHEREAS, AEC is or was a general partner in each of the separate respective partnerships that own Longwood, PVA, Jaelot, Stow-Kent, Park Lane and UT; and LAGP was a general partner in the entity that owns Longwood;

         WHEREAS, Milstein together with their sister Susan M. Friedman and Jerome Spevack comprise all the shareholders of AEC and LAGP and together own a majority of the partnership interests in Hillwood;

         WHEREAS, The Company in its capacity as managing agent of Longwood and PVA advanced funds on behalf of Longwood and PVA in the amount of $3,903,683 in order to pay for the costs of curing certain housing code violations issued by the City of Cleveland and for other operating expenses;

         WHEREAS, The Company has demanded that AEC and LAGP as former general partners of Longwood and AEC as the current general partner of PVA, repay those advances together with accrued interest and Milstein has disputed The Company's right to repayment of those advances; and

         WHEREAS, The Company, AEC, LAGP and Milstein desire to resolve that dispute pursuant to the terms and provisions of this Agreement;



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         NOW THEREFORE, in consideration of their mutual promises made in this
Agreement, and for other valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

         1. COMPANY REPRESENTATIONS AND WARRANTIES. As an inducement to Milstein, AEC and LAGP to enter into this Agreement, The Company hereby represents and warrants as follows:



                  A. The total amount of advances made by The Company for the benefit of Longwood and PVA as of March 11, 1999 is the sum of $3,942,611 ("Advance Principal"). As of the date of this Agreement, there are no other unpaid advances or interest thereon due with respect to any of the Projects, except for interest in the amount of $723,903 which has accrued for the period ending March 11, 1999 ("Advance Interest").

                  B. The Company further represents and warrants that the amounts shown in the columns headed "Adjusted Cash Balance 01/22/99" and "Net Interest Due (to) from Mgmt Company as of 12/31/98" in attached Schedule A are true and accurate to the best of The Company's knowledge and information as at 2/23/99. The Company additionally represents that to the best of its knowledge and information, as of 02/06/99 the amount of trade payables as reflected on its books with respect to PVA did not exceed $47,000.

         2. COMPANY COVENANTS, The Company agrees as follows:

                  A. Notwithstanding anything to the contrary contained in any of the respective management agreements between The Company and the respective owners of PVA, Jaelot, Stow-Kent, Park Lane, UT and Hillwood, The Company agrees not to make any further advances on behalf of those Projects without prior written notice to the respective owner(s) of the Project(s) and to Milstein, and without prior written approval of the respective owner(s) of the Project(s). Nothing in the foregoing sentence is intended to (i) create or imply any legal obligation on the part of The Company or any of its affiliates to advance any funds on behalf of any of those Projects; or (ii) prohibit The Company from incurring liabilities on behalf of any Project in the ordinary course of business (subject to all of the provisions of this Agreement) in contemplation of the future receipt of Section 8 subsidies, tenant rents or reimbursements from replacement reserves, including without limitation, costs for utilities, repairs, maintenance, property personnel, security and other Project costs.

                  B. The Company further agrees that any positive cash balances for any Project will not be used by The Company as a payment of any obligation of any other Project or as a set off against any negative cash balances for any other Project without first providing written notice to the respective owner(s) of the Project(s) and to Milstein, and without prior written approval from the respective owner(s) of the applicable Project(s).

                  C. Subject to applicable regulations of the United States Department of Housing and Urban Development ("HUD"), The Company agrees to notify Milstein prior to soliciting bids for construction work at any Project where the cost of such work is expected to exceed the sum of $10,000. Subject to applicable regulations of HUD, The Company further agrees that it will not recommend, execute, or otherwise award, any contract or agreement for any such construction work in excess of $10,000 without providing prior written notice to the respective owner(s) of the Project(s) and to Milstein, and without prior written approval of the respective owner(s) of the Project(s). Moreover, The Company will include in its bidding solicitation process for such work any qualified contractor recommended by Milstein.



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                  D.       The Company hereby agrees that it will not incur any
                           obligation in excess of $10,000 on behalf of the respective owner(s) of the Project(s) without prior written notice to the respective owner(s) of the Project(s) and to Milstein, and without prior written approval of the respective owner(s) of the Project(s).

                  E. The Company hereby agrees to protect, defend, indemnify, and hold harmless (i) Milstein, and their heirs, personal representatives, successors and permitted assigns (as the case may be), and (ii) LAGP, AEC, the owners of the Projects, and their respective officers, directors, shareholders, partners, principals, and agents, from any loss, liability or expense arising out of any failure of The Company to abide by (1) its agreement not to make any further advances on behalf of the Projects without prior written notice and approval as contained in paragraph 2.A of this Agreement, or (2) its agreement not to incur any obligation in excess of $ 10,000 on behalf of the respective owner(s) of the Projects without prior written notice and approval as contained in paragraph 2.D of this Agreement.



         3.       LONGWOOD INDEMNIFICATION AND RELEASE.

                  A. The Company agrees to protect, indemnify, defend and hold harmless (i) Milstein, and their heirs, personal representatives, successors and permitted assigns (as the case may be), and (ii) AEC, LAGP, their officers, directors, shareholders, partners, principals and agents from all past, present, or future claims, liabilities, losses, costs, damages, expenses, fines or penalties arising out of or in connection with (i) the Longwood housing code violations and any criminal enforcement proceedings in connection therewith issued or initiated by the City of Cleveland currently pending before the Cleveland Housing Court; and (ii) any unpaid vendor or utility bills incurred at Longwood. The Company shall undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense of any such matters and the indemnified parties shall cooperate with The Company in connection therewith. To the best of The Company's knowledge, there are no other material liabilities or obligations chargeable to AEC, LAGP, or Milstein arising out of the management or operation of Longwood.

                  B. Except for the obligations of Milstein, AEC and LAGP under this Agreement, The Company hereby irrevocably waives and releases any and all past and present claims, actions, causes of action, suits, and defenses it may have against (i) Milstein, and their heirs, personal representatives, successors and permitted assigns (as the case may be), and (ii) AEC, LAGP and their shareholders, partners, principals, agents, officers, directors and permitted successors and assigns (as the case may be) arising out of or in connection with Longwood.

                  C. Except for the obligations of The Company under this Agreement, Milstein, AEC and LAGP, on behalf of themselves and their heirs, personal representatives, successors & permitted assigns, officers, directors and shareholders (as the case may be) hereby irrevocably waive and release any and all past and present claims, actions, causes of actions, suits and defenses they may have against The Company, their officers or directors arising out of or in connection with Longwood.



         4. PVA DEFENSE COSTS. The Company agrees to defend against, through counsel of its own choosing and at its sole cost, the PVA housing code violations and criminal enforcement proceedings in connection therewith currently pending in the Cleveland Housing Court against PVA, AEC and others.



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         5. PAYMENT OF DISPUTED CLAIM. On or before March 12,1999, Milstein shall provide funding to enable AEC and/or LAGP to pay Associated Estates Realty Corporation the combined principal sum of $3,942,611 together with interest in the amount of $723,903. The parties to this Agreement hereby represent and warrant that all of the undersigned have the authority to sign this Agreement on behalf of their respective entities.

         7. MISCELLANEOUS. Time is of the essence of this Agreement. This Agreement is made in the State of Ohio and shall be governed by Ohio law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used in this Agreement, the singular shall include the plural, and pronouns shall be read as masculine, feminine, or neuter, as the context requires. The parties further agree that any and all disputes, claims or disagreements between the parties arising out of or from this Agreement shall be fully and finally resolved through mandatory and binding arbitration administered by the Cleveland, Ohio offices of the American Arbitration Association ("AAA"). Any party to this Agreement may initiate such arbitration by filing the appropriate demand for arbitration with the AAA, and this agreement to arbitrate shall be specifically enforceable. The prevailing party in any arbitration (or related litigation) arising out of or from this Agreement shall be entitled to recover from the opposing party its reasonable attorneys' fees incurred in connection with such arbitration (or related litigation). This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement is binding on any and all subsidiaries, divisions, and affiliates of the parties, and on any and all assignees of the parties. The parties do not intend to confer any benefit hereunder on any person, firms, or corporation other then the parties to this Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first written above.


/s/  Mark L. Milstein
------------------------------------
MARK L. MILSTEIN



/s/  Robert I. Milstein
------------------------------------
ROBERT I. MILSTEIN




ASSOCIATED ESTATES REALTY CORPORATION

BY:   /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
     -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
         JEFFREY I. FRIEDMAN
         AS ITS PRESIDENT


ASSOCIATED ESTATES MANAGEMENT COMPANY



BY:     /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
       -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
         JEFFREY I. FRIEDMAN
         AS ITS PRESIDENT



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ASSOCIATED ESTATES CORPORATION



BY:    /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
      -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
         JEFFREY I. FRIEDMAN
         AS ITS PRESIDENT


L.A.G.P.



BY:   /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
     -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
         JEFFREY I. FRIEDMAN
         AS ITS PRESIDENT








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